Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Smurfit WestRock plc 2024 Long-Term Incentive Plan, the Smurfit Kappa 2018 Performance Share Plan, the WestRock Company 2020 Incentive Stock Plan, the WestRock Company Amended and Restated 2016 Incentive Stock Plan, the MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, the Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan, the KapStone Paper and Packaging 2016 Incentive Plan, and the KapStone Paper and Packaging 2014 Incentive Plan of our reports dated November 17, 2023, with respect to the consolidated financial statements of WestRock Company and the effectiveness of internal control over financial reporting of WestRock Company included in its Annual Report (Form 10-K) for the year ended September 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 16, 2024